UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 4, 2013

Date of Report (Date of earliest event reported)

Rovi Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-53413	26-1739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

Rovi Corporation (the “Company”) announced today that it has entered into a multi-year license agreement with LG Electronics, Inc. (“LG”) for the use of the Company’s patent portfolio for all LG products. The agreement includes the dismissal of all current lawsuits. Specific terms of the agreement were not disclosed.

The Company today reaffirms its previously stated business outlook for fiscal year 2013 of Adjusted Pro Forma Revenue between $630 million and $660 million and Adjusted Pro Forma Income Per Common Share of between $1.90 and $2.20, excluding revenues and results from the Rovi Entertainment Store business, which has been reclassified as discontinued operations. Additionally, while the settlement with LG was successfully achieved earlier in the Company’s fiscal year 2013 than previously anticipated by the Company, the Company continues to expect the timing of Adjusted Pro Forma Revenue to be approximately 47% and 53% in the first and second halves of 2013, respectively. The Company’s internal expectations for revenue in the Company’s fiscal first quarter, ending March 31, 2013, are unchanged from its prior internal expectations.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP or Adjusted Pro Forma information in the press release as additional information for its operating results. References to Adjusted Pro Forma information are to non-GAAP pro forma measures. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Rovi’s management believes that this presentation of Adjusted Pro Forma financial information provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. In addition, management uses these measures for reviewing the financial results of the Company and for budget planning purposes.

All statements contained herein that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of revenues and earnings for the 2013 fiscal year, internal expectations for revenue in the Company’s first fiscal quarter, and possible sale of its Rovi Entertainment Store business.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company’s technologies and integrated solutions, and the Company’s completion of a sale transaction involving the Rovi Entertainment Store business. Such factors are further addressed in the Company’s Annual Report on Form 10-K for the period ended December 31, 2012 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation (Registrant)

Date: March 4, 2013	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel